Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of The Orchard Enterprises, Inc. on Form S-8 of our report dated March 27, 2009, with respect to our audits of the consolidated financial statements of The Orchard Enterprises, Inc. as of December 31, 2008 and 2007 and for the years then ended appearing in the Annual Report on Form 10-K of The Orchard Enterprises, Inc. for the year ended December 31, 2008.

/s/ Marcum LLP
(formerly Marcum & Kliegman LLP)
New York, New York
June 1, 2009